UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2025

KALA BIO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by KALA BIO, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 29, 2025 (the “Original Report”) and is being filed to amend and supplement the Company’s disclosure under Item 2.05 of the Original Report. The information reported in the Original Report otherwise remains unchanged.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously disclosed in the Original Report, on September 28, 2025, the board of directors (the “Board”) of Company determined to cease development of KPI-012 and its mesenchymal stem cell secretome platform and to take steps to preserve cash as the Company explores its strategic options. In connection with such decisions, the Board approved a reduction in the Company’s workforce by approximately 19 employees, or approximately 51% (the “Reduction”). At the time of the filing of the Original Report, the Company was unable to estimate the charges it would incur under generally accepted accounting principles as a result of the Reduction.

Subsequent to the Original Report, the Company determined that it expects to incur costs of approximately $0.4 million related to the Reduction, primarily consisting of severance payments and employee benefit costs. The costs related to the Reduction are expected to be substantially incurred in the fourth quarter of 2025. The estimated costs that the Company expects to incur and the estimated timing to complete the Reduction and for the incurrence of the costs are subject to a number of assumptions, and actual results may differ materially from these estimates.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2025, the Company entered into retention agreements (each, a “Retention Agreement”) with Todd Bazemore, the Company’s President and Chief Executive Officer, Mary Reumuth, the Company’s Chief Financial Officer, and Kim Brazzell, Ph.D., the Company’s Head of Research and Development and Chief Medical Officer. Pursuant to the terms of their respective Retention Agreements, Mr. Bazemore, Ms. Reumuth and Dr. Brazzell are entitled to receive retention payment (each, a “Retention Payment”) of $183,750, $136,250, and $145,000, respectively. Each of the Retention Agreements provides that if, prior to December 31, 2025, such executive’s employment is terminated voluntarily by such executive or by the Company for cause (as defined in the applicable executive’s employment agreement), then, pursuant to the terms of the Retention Agreement, such executive shall, upon request, repay the gross amount of the Retention Payment to the Company.

The foregoing description of the Retention Agreements is not complete and is qualified in its entirety to the full text of the Form of Retention Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the Company’s plans to evaluate its strategic options, preserve cash and implement the Reduction and the estimated costs related to the Reduction. Any forward-looking statements in this Current Report are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, the Company’s ability to successfully identify and pursue a strategic option on attractive terms, or at all; uncertainty as to the costs and charges related to the Reduction; uncertainty as to whether the Reduction will result in the anticipated savings and be completed when anticipated; and those other risks and uncertainties set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and in subsequent filings the Company may make with the SEC. All forward-looking statements contained in this Current Report speak only as of the date of this Current Report. The Company anticipates that subsequent events and developments will cause its views to change. However, the Company undertakes no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date of this Current Report, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Retention Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: October 2, 2025	By:	/s/ Mary Reumuth
Mary Reumuth
Chief Financial Officer and Corporate Secretary